SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 24, 2008

                         FSB Community Bankshares, Inc.
             (Exact name of registrant as specified in its charter)

       United States                   000-52751                 74-3164710
----------------------------      ----------------------   ---------------------
(State or other jurisdiction      (Commission File No.)    (IRS Employer
of incorporation)                                           Identification No.)



45 South Main Street, Fairport, New York                           14450
----------------------------------------                     ------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (585) 223-9080


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))




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Item 8.01.      Other Events.

     On April 24, 2008, Fairport Savings Bank (the "Bank"), the wholly owned subsidiary of FSB Community Bankshares, Inc., entered into a lease agreement with Webster Ridge, LLC, a New York limited liability company, with the intention to open a new banking branch in July 2009. The branch will be located in Webster Crossings Shopping Center at 1067 Ridge Road and Webster Commons Boulevard, Town of Webster, New York. Under the terms of the lease agreement, the Bank will lease an area containing approximately 2,500 square feet with a drive-through lane and ATM within a retail building. The initial term of the lease will commence on July 1, 2009 for 20 years with the annual base rent of $67,500 for the first five years, increasing by 10% in the sixth through tenth year, an additional 10% increase for the eleventh through fifteenth year, and an additional 10% increase for the remaining term. The Bank has the option of extending the lease thereafter for four consecutive terms of five years each with rent increases of 10% for each five year renewal period.

Item 9.01.      Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. Not Applicable.

(b) Pro Forma Financial Information. Not Applicable.

(c) Shell Company Transactions. Not Applicable.

(d) Exhibits. Not Applicable.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            FSB COMMUNITY BANKSHARES, INC.


DATE:  April 28, 2008                       By:/s/ Kevin D. Maroney
                                               --------------------------------
                                               Kevin D. Maroney
                                               Chief Financial Officer